UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 28, 2011
(March 22, 2011)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)  Compensatory Arrangements of Certain Officers

Adoption of 2011 Officer Short-Term Incentive Plan

On March 22, 2011, the 2011 Officer Short-Term Incentive Plan (the “2011 Officer STI”) was approved by the Compensation and Human Resources Committee (the “CHRC”) of the Board of Directors (the “Board”) of PNM Resources, Inc. (“PNMR” or the “Company”) for officers, including named executive officers (“NEOs”), and upon the CHRC’s recommendation, the independent directors approved the 2011 Officer STI, and the plan terms for Patricia K. Collawn, President and Chief Executive Officer (“CEO”).  The 2011 Officer STI is effective from January 1, 2011 through December 31, 2011 and the short-term cash awards under the plan may be made through March 15, 2012 to reward achievements based upon 2011 specified financial and corporate goals, and business group performance measures.

The award opportunities under the 2011 Officer STI are designed to approximate the average market competitive annual cash incentive award payable for comparable positions within similarly situated companies, based on current competitive benchmarks.

Eligibility

All officers of PNMR and its subsidiaries (holding the title of CEO, President, Executive Vice President (“EVP”), Senior Vice President (“SVP”) or Vice President (“VP”)) are eligible to participate in the 2011 Officer STI with the exception of the President and VPs of First Choice Power, who will participate in the First Choice Power Incentive Plan.

Summary of Significant Terms

Awards are earned under the 2011 Officer STI based on corporate and business area performance against established goals.  However, in order to ensure the awards can be funded by the Company’s earnings, no awards will be made unless the Company achieves certain threshold corporate earnings per share targets, which reflect adjustments for certain items to ensure the award payments are based on the underlying growth of the core business (“Incentive EPS”).  The Incentive EPS levels are established solely for measuring performance under the 2011 Officer STI and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

Awards are payable at threshold, target and maximum levels for the NEOs based upon a percentage of their respective 2011 base salaries.  The 2011 Officer STI award opportunities for the NEOs are calculated as follows:

1.	The Board determines the overall award pool available under the 2011 Officer STI depending on the Incentive EPS level achieved at the end of the plan year.

2.	(a) At the end of 2011:

(i)	The Incentive EPS achievement determines the calculated available pool, which is allocated to individual officers by the CHRC.
(ii)
The CHRC determines the individual award, if any, based on the achievement level (threshold, target or maximum) of the corporate goals to determine the corresponding payout opportunity for each NEO. Corporate Goals will consist of Utility/Corporate EPS, Competitive Business EPS, Safety, and Customer Satisfaction measures.  Incentive EPS equals the sum of Utility/Corporate EPS and Competitive Business EPS.

(iii)	Each NEO would receive the lesser of the allocated pool amount or the individual award opportunity.

(b)
The 2011 Officer STI award opportunities (as a percentage of base salary) for NEOs range from 36% to 180% for the CEO; 22% to 110% for the EVP and SVPs; and 14% to 70% for the VP and Corporate Controller.

Adoption of 2011 Officer Long-term Incentive Transition Plan

The Company’s long-term incentive program for officers (“Officer LTIP”) consists of equity and performance-based cash and equity awards made under the Company’s Second Amended and Restated Omnibus Performance Equity Plan (“PEP”).  On March 22, 2011, the Board approved the recommendations of the CHRC to make the following types of awards pursuant to the 2011 Officer LTIP and PEP (percentages indicate relative allocations of each type of award):

●	Time-vested restricted stock rights (which vest in three equal installments on the first, second and third anniversaries of the grant date)—30%;

●
Performance shares (based on relative Total Shareholder Return (“TSR”) and Funds From Operations / Debt Ratio (“FFO/Debt Ratio”)), as determined each February following the end of the defined performance periods —60%; and

●
Performance cash awards (based on the same TSR and FFO/Debt Ratio described immediately above, as determined each February following the end of the defined performance periods with any amounts payable by March 15 thereafter)—10%.

To align the Officer LTIP with industry trends and best practices, the 2011 Officer LTIP will transition the performance period from a 1 year to a rolling 3 year performance period by providing transitional grants for 1 year, 2 year and 3 year performance periods.    The fixed equity awards (for time-vested restricted stock rights) and award opportunities (at threshold, target and maximum levels of TSR and FFO/Debt Ratio) for performance shares and performance cash awards are based only on officer level:  VP, SVP, EVP and CEO.  However, the CHRC may also make discretionary awards of additional time-vested restricted stock to NEOs based on past performance of up to 25% of applicable fixed equity awards.  In 2011, the fixed equity award is 15,000 restricted stock rights for our CEO; 4,750 restricted stock rights for our EVP and SVPs; and 1,300 restricted stock rights for our VPs.

The performance share and performance cash award opportunities (as a percentage of base salary) available to our NEOs under our 2011 Officer LTIP are based on achievement of certain levels of TSR and FFO/Debt Ratio for the 3 year transition plan and the related performance periods beginning on January 1, 2011 and ending on December 31, 2013.

The Company’s TSR for the performance period is compared to the TSR of the other utilities included in the S & P 400 Mid-Cap Utility Index to compute the Relative TSR. For this purpose, the TSR of the Company and the other utilities included in the Index will be determined by adding any dividends paid by the Company (or such other utilities) to the appreciation in the value of the Company’s stock (or the other utilities’ common stock).  The appreciation will be measured by comparing the “Beginning Stock Price” and “Ending Stock Price.”  The “Beginning Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the 20 trading days immediately preceding the first day of the performance period.  The “Ending Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the last 20 trading days of the performance period.

The FFO/Debt Ratio equals PNMR’s funds from operations for the last fiscal year in the performance period divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) at the end of the performance period.  Funds from operations are equal to the net cash flows from operating activities, as reflected on the Consolidated Statement of Cash Flows as reported in the Company’s Form 10-K, adjusted for certain items to ensure the award payments are based on the underlying growth of the core business.  The calculation is intended to be consistent with Moody’s calculation of FFO/Debt for the Company.

The Relative TSR and FFO/Debt Ratio levels are established solely for measuring performance under the Officer LTIP and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

The TSR goal is weighted 60% and the FFO/Debt Ratio goal is weighted 40% in measuring performance. There are threshold, target and maximum levels that have been determined by the CHRC for TSR and for FFO/Debt Ratio. The performance award opportunities vary from 51% to 204% of base salary for the CEO with respect to performance shares and 8.5% to 34% with respect to performance cash.  The performance award opportunities for the other NEOs reflect a low end of the range of 13.5% of base salary with respect to performance shares and 2.25% with respect to performance cash, depending on position, and a high end of the range of 120% for performance shares and 20% for performance cash, depending on position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 28, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)